UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 10, 2002

CHARTER FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

United States (State or other jurisdiction of incorporation)	000-33071 (Commission File Number)	58-2659667 (IRS Employer Identification No.)

600 Third Avenue
West Point, GA 31833
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (706) 645-1391

Not Applicable
(Former name or former address, if changed since last report)

Items 1 through 4.    Not Applicable.

Item 5.    Other Events

On September 10, 2002, Charter Financial Corporation, a federal corporation (“Charter Financial”), entered into a Business Combination Agreement (the “Agreement”) by and among Charter Financial, CharterBank (“CharterBank”), a federal savings association and a wholly-owned subsidiary of Charter Financial, and EBA Bancshares, Inc. (“EBA”), an Alabama corporation, which is the holding company for Eagle Bank of Alabama (“Eagle Bank”). Under the terms of the Agreement, Charter Financial will acquire EBA and Eagle Bank for $17.00 cash per share for each share of EBA’s 496,852 outstanding shares of common stock. Charter Financial announced the merger in a press release dated September 10, 2002 a copy of which is attached hereto as Exhibit 99.1.

The Agreement provides, among other things, that a special purpose acquisition subsidiary, to be formed by CharterBank, will merge with EBA, with EBA as the surviving corporation, EBA will the be dissolved, and subsequently, Eagle Bank will merge with and into CharterBank, with CharterBank being the surviving corporation.

The transaction has the approval of the boards of directors of Charter Financial and EBA. The acquisition is subject to approval by the shareholders of EBA, approval of the appropriate regulatory authorities and the satisfaction of certain other customary conditions.

The Exhibit 99.1 referred to in this Item 5 is filed as part of this report and is incorporated herein by reference.

Item 6.    Not Applicable.

Item 7.    Financial Statements and Exhibits

(a)	No financial statements are required to be filed with this report.

(b)	No pro forma financial information is required to be filed with this report.

(c)	Exhibits:

The following Exhibit is filed as part of this report:

EXHIBIT NO.	DESCRIPTION
2.1	Business Combination Agreement, dated September 10, 2002, by and among Charter Financial Corporation, CharterBank and EBA Bancshares, Inc.

99.1	Press Release dated September 10, 2002.

Items 8 through 9.    Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER FINANCIAL CORPORATION

Date: September 10, 2002	By:	/S/ ROBERT L. JOHNSON
Robert L. Johnson President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
2.1	Business Combination Agreement, dated September 10, 2002, by and among Charter Financial Corporation, CharterBank and EBA Bancshares, Inc.

99.1	Press Release dated September 10, 2002.